Exhibit 21.1

Subsidiaries

Subsidiary	Jurisdiction
Yotta Data and Cloud Limited	Cayman Islands
Infin	Dubai
Utility	Dubai
Globus	Dubai
NMDC	India
NIDP	India
Lightpath Data Parks Private Limited	India
DDC Data Centre Private Limited	India
NUI Services Private Limited	India
Yotta NW	India
YDSPL	India
DDC Data Parks Private Limited	Bangladesh
PDC Data Centre Private Limited	India
BMDP Data Parks Private Limited	India
South Edge Data Centers Private Limited (f/k/a KDC Data Centre Private Limited)	India
GDC Data Centre Private Limited	India
YCDN Data Centre Private Limited	India
Lighthall Data Parks Private Limited	India
East Edge Data Centers Private Limited (f/k/a SMDC Data Parks Private Limited)	India
Lightgate Data Parks Private Limited	India
West Edge Data Centres Private Limited (f/k/a CMDC Data Parks Limited)	India
TBDC Data Parks Private Limited	India
NKDP Data Parks Private Limited	India
CDC Data Centre Private Limited	India
Nidar Utilities Panvel LLP	India
Nidar Telecom Infra Private Limited	India
Nidar Utilities Hinjewadi LLP	India
Noida Utilities LLP (f/k/a as Nidar Utilities Alibaug LLP)	India
Sriperumbdur Utilities LLP (f/k/a Nidar Utilities Chennai LLP)	India